Exhibit 10.7

LOAN AGREEMENT

Party A                     :           China INSOnline Corp.

PartyB                      :           Liu Lu （刘璐）(Identity Card no.：130203197805150323)

Whereas Party A demand for operating cashflow and borrow a loan from Party B, both Party A and Party B agree the terms as below:

1.              Loan amount: USD Twenty Five Thousand Three Hundred and Twenty-Two Only for settlement of NOBO list, printer and relevant expenses.

2.              Loan interest: Annual rate at 3%, from the date of borrowing to repayment, both days inclusive.  For interest calculation, there is 360 days per year.  Loan interest is payable on the repayment of loan.

3.              Repayment: Before June 30, 2011.  If Party A could not repay in cash, Party B has right to request the same value of stock issued by Party A.  Any delay repayment is subject to late charges of 0.1% per day.

4.              This Agreement in duplicate and each party has one.

Party A:                                                                           Party B:

China INSOnline Corp.                                                      Liu Lu （刘璐）

/s/Wang Zhenyu                                                                 /s/ Liu Lu

December 20, 2010                                                            December 20, 2010